Exhibit (9)(c)

                   AMENDMENT TO ACCOUNTING SERVICES AGREEMENT

         This Amendment, dated as of the 16th day of September, 1998, made by and between Third Avenue Trust ("Third Avenue"), a Delaware business trust operating as a registered investment company under the Investment Company Act of 1940, as amended, and duly organized and existing under the laws of the State of Delaware and First Data Investor Services Group, Inc., a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and the successor in interest to FPS Services, Inc. (collectively, the "Parties").

                                 WITNESSETH THAT

         WHEREAS, the Parties are Parties to an Accounting Services Agreement dated March 27, 1997 (the "Agreement"); and

         WHEREAS, the Parties wish to amend the Agreement to provide for the addition of a new series of shares;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

         1. The Agreement is hereby amended to add a new series, THIRD AVENUE REAL ESTATE VALUE FUND, by replacing Schedule "B" of the Agreement with the attached amended Schedule "B".
         2. The Agreement is hereby amended to add a new series, THIRD AVENUE REAL ESTATE VALUE FUND, by replacing Schedule "C" of the Agreement with the attached amended Schedule "C".
         3. Except as specifically amended hereby, the Agreement shall not be modified or amended and shall remain in full force and effect.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement consisting of one typewritten page, together with amended Schedules "B" and "C", to be signed by their duly authorized officers as of the day and year first above written.


Third Avenue Trust                  First Data Investor Services Group, Inc.

By:                                 By:
   -----------------------             ----------------------------------------
    David Barse, President             Kenneth J. Kempf, Senior Vice President

                                   SCHEDULE B
                                      FEES

FUND ACCOUNTING
---------------

THIRD AVENUE VALUE FUND
$24,000      Minimum to         $10  Million of  Average  Net Assets
0.0004       On the Next        $40  Million of  Average  Net Assets
0.0003       On the Next        $50  Million of Average  Net Assets
0.0001       On the Next        $100 Million of Average Net Assets
0.00005      On the Next        $800 Million of  Average  Net Assets
0.000025     Over               $1 Billion of Average  Net Assets

THIRD AVENUE SMALL-CAP VALUE FUND , THIRD AVENUE HIGH YIELD FUND and THIRD AVENUE REAL ESTATE VALUE FUND

$24,000      Minimum to         $20  Million of  Average  Net Assets
0.0003       On the Next        $30 Million of  Average  Net Assets
0.0002       On the Next        $50  Million of Average  Net Assets
0.0001       On the Next        $100 Million of Average Net Assets
0.00005      On the Next        $800  Million of  Average  Net Assets
0.000025     Over               $1 Billion of Average  Net Assets

If any Fund holds 10 or less non-U.S. dollar denominated securities, the fee schedule will remain unchanged.

If any Fund purchases more than 10 non-U.S. dollar denominated securities, the annual minimum will increase from $24,000 to $34,000.

If any Fund holds more than 50% of its securities in non -U.S. dollar denominated securities, the annual minimum will increase from $24,000 to $40,000.

Assumes that Investor Services Group can use the automated return of capital calculation for REITs which uses the prior year actual return of capital to estimate current year return of capital. Should this not be the case, the annual minimum will increase from $24,000 to $34,000.

                                                                    SCHEDULE "C"
                                                                    ============

                            IDENTIFICATION OF SERIES

Below are listed the Series to which services under this Agreement are to be performed as of the execution date of this Agreement:

                               THIRD AVENUE TRUST
                               ------------------

                             THIRD AVENUE VALUE FUND
                        THIRD AVENUE SMALL-CAP VALUE FUND
                          THIRD AVENUE HIGH YIELD FUND
                       THIRD AVENUE REAL ESTATE VALUE FUND

This Schedule "C" may be amended from time to time by agreement of the parties.